EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-62861 and Form S-3 No. 333-81579) of our report dated February 4, 2000, with respect to the consolidated financial statements of Associates Corporation of North America included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                /s/ ERNST & YOUNG LLP

Dallas, Texas
March 9, 2000